Exhibit 99.1

Bancshares of Florida, Inc. Announces 2006 Shareholder Vote

          NAPLES, Fla., June 12 /PRNewswire-FirstCall/ -- Earl L. Frye, Chairman of the Board of Bancshares of Florida, Inc. (Nasdaq: BOFL), a $620 million-asset bank holding company headquartered in Naples, Florida, announced the results of the Annual Meeting of Shareholders held earlier in the day. Chairman Frye stated, “Each director on the slate of directors was elected to our Board of Directors. Our shareholders also approved the adoption of the 2006 Stock Compensation Plan, and ratified the appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for the fiscal year ending December 31, 2006.”

          Bancshares of Florida, Inc. (Nasdaq: BOFL) (Newspaper listing: “BcshFla”) is a $620 million-asset multi-bank holding Company located in Naples, Florida. Bancshares is the parent company for Bank of Florida - Southwest and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida, based in Fort Lauderdale, Florida; and Bank of Florida - Tampa Bay, based in Tampa, Florida, collectively referred to as the “Company.”  In addition, Bank of Florida in Fort Lauderdale maintains a full-service banking facility in Boca Raton, Florida.  Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the “Investor Relations” tab.

          Contact:

          Michael L. McMullan
          President and CEO
          (239) 254-2143

          Tracy L. Keegan
          Executive VP and CFO
          (239) 254-2147

SOURCE  Bancshares of Florida, Inc.
          -0-                                                            06/12/2006
          /CONTACT:  Michael L. McMullan, President and CEO, +1-239-254-2143, or Tracy L. Keegan, Executive VP and CFO, +1-239-254-2147, both of Bancshares of Florida/
          /Photo:     http://www.newscom.com/cgi-bin/prnh/20030425/BANCSHARESLOGO
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          /Web site:  http://www.bankofflorida.com /